[LOGO GOES HERE]

--------------------------------------------------------------------------------

                                  PRESS RELEASE

--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE:                          CONTACT:

VALHI, INC.                                     Bobby D. O'Brien
Three Lincoln Centre                            Vice President,  Chief Financial
5430 LBJ Freeway, Suite 1700                      Officer and Treasurer
Dallas, Texas 75240-2697                        (972) 233-1700


                        VALHI DECLARES QUARTERLY DIVIDEND



         DALLAS, TEXAS . . . August 31, 2004 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of six cents ($0.06) per share on its common stock, payable on September 30, 2004 to stockholders of record at the close of business on September 13, 2004.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries.

                                    * * * * *